UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2011

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2011, Immucor, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Joshua H. Levine, age 52, as the new President and Chief Executive Officer of the Company, effective June 10, 2011.  The Board also elected Mr. Levine to the Board.

From 2004 to 2009, Mr. Levine was the President and Chief Executive Officer of Mentor Corporation, a New York Stock Exchange listed medical device manufacturer in the aesthetic medicine industry.  Mr. Levine was also a member of Mentor’s board of directors from 2004 to 2009.  Mentor was acquired by Johnson & Johnson in 2009, and Mr. Levine served as the Worldwide President of Mentor Worldwide, LLC during Mentor’s integration into Johnson & Johnson in 2009 and 2010.

The Company and Mr. Levine are parties to an Employment Agreement (the “Employment Agreement”) effective as of June 10, 2011.  The term of the Employment Agreement is for three years.  Unless sooner terminated under the terms of the Employment Agreement, including termination by receipt of notice from either the Company or Mr. Levine at least 60 days prior to the end of the initial term or any renewal term, the Employment Agreement will automatically renew for successive additional periods of one year each.

The Employment Agreement provides, among other things, that Mr. Levine’s base compensation will initially be $602,500; he will be eligible to participate in the Company’s Fiscal Year 2012 Bonus Plan; and soon after the effective date the Company will issue to Mr. Levine an initial performance share award equal to 215% of his base salary.  Mr. Levine will receive a signing bonus of $80,000.  In addition, if during the first trading window after the effective date of the Employment Agreement Mr. Levine purchases shares of the Company’s common stock with an aggregate fair market value of $1 million at the date of purchase, then the Company will grant Mr. Levine restricted shares of the Company’s common stock under the Company’s 2005 Long Term Incentive Plan with a fair market value of $1.5 million as of the date of grant.

If the Company terminates Mr. Levine’s employment without cause or if he terminates for good reason, he would be compensated at a rate equal to his average annual cash compensation (including bonus) for two years.  “Cause” is defined generally to include dishonesty, continuing refusal to perform reasonable duties and a material breach of the Employment Agreement.  “Good reason” is defined to include certain adverse changes to Mr. Levine’s title, position, duties or benefits; the Company’s uncured breach of the Employment Agreement; and a relocation of 30 miles or more.

If (i) there is a change in control of the Company and (ii) within two years after the change in control or during the period that the Company is party to a definitive agreement the Company terminates Mr. Levine’s employment without cause or Mr. Levine terminates his employment for good reason,  then the Company must pay him two times his average annual cash compensation (including bonus) and provide him with outplacement assistance.  In addition, if there is a change in control (whether or not Mr. Levine’s employment terminates), the restrictions applicable to any previously-awarded restricted stock will lapse.  If there is a change in control (whether or not Mr. Levine’s employment terminates), Mr. Levine’s performance shares will vest and be converted to actual shares of stock if either (i) his performance goals have been met and such performance shares have been confirmed or (ii) such change in control occurs within the first year after the performance shares are granted.

The Employment Agreement contains covenants prohibiting Mr. Levine from disclosing confidential information, soliciting the Company’s customers and employees or competing against the Company, both during his employment and for specified periods after termination of employment.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by referenced herein.

In connection with the Employment Agreement, the Company entered into an Indemnification Agreement with Mr. Levine that extends to Mr. Levine the same indemnification rights as are extended to the Company’s other officers and directors if he is named in a proceeding because of his status as an officer or director of the Company.  These indemnification rights are substantially identical to the rights generally available to the Company’s directors and officers under Georgia law and the Company’s bylaws.  A copy of the Indemnification Agreement is attached hereto as Exhibit 10.2 and is incorporated by referenced herein.

A copy of a June 12, 2011 press release announcing Mr. Levine’s appointment as President and Chief Executive Officer of the Company is attached hereto as Exhibit 99.1.

On June 10, 2011 Dr. Gioacchino De Chirico stepped down from his positions as President and Chief Executive Officer and as a director of the Company.  In connection with Dr. De Chirico’s transition to retirement, the Company and Dr. De Chirico entered into an Amended and Restated Employment Agreement effective June 10, 2011 (the “Amended Agreement”).  Under the Amended Agreement, Dr. De Chirico will serve as the Company’s Past President and CEO for a term of one year and will assist Mr. Levine in his transition to Chief Executive Officer.  The Amended Agreement provides, among other things, that Dr. De Chirico’s base compensation will be $607,000; he will be eligible to participate in the Company’s Fiscal Year 2012 Bonus Plan; and under the Company’s Fiscal Year 2012 Long Term Incentive Plan he will receive performance shares and restricted stock units with a target value of 150% of his base compensation.  Dr. De Chirico will not perform any policy-making functions for the Company.

At the end of the term of the Amended Agreement, Dr. De Chirico’s existing stock options under any Company incentive plan will immediately vest and become exercisable in full and the restrictions on any restricted stock or restricted stock units will immediately lapse.  If there is a change in control of the Company during the term of the Amended Agreement and Dr. De Chirico’s employment is terminated without cause or he resigns with good reason, he will be entitled to two times his average annual cash compensation and all his options under any Company option plan will immediately vest and become exercisable in full.  The Company and Dr. De Chirico have also agreed to enter into a Consulting Agreement with a term of 4 years beginning in June 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Employment Agreement, dated as of June 10, 2011, by and between the Company and Joshua H. Levine.

10.2	Indemnification Agreement, dated as of June 10, 2011, by and between the Company and Joshua H. Levine.

99.1	Press Release dated June 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: June 13, 2011	By:	/s/ Philip H. Moïse
Philip H. Moïse Executive Vice President and General Counsel

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